                                                           Exhibit No. EX-99.h.1

                         DELAWARE GROUP GOVERNMENT FUND

                         SHAREHOLDER SERVICES AGREEMENT

     THIS  AGREEMENT,  made as of this  19th day of April,  2001 by and  between
DELAWARE GROUP GOVERNMENT FUND (the "Trust"), a Delaware business trust, for the series set forth in  Schedule A hereto as it shall be amended  from time to time
(each a "Series"),  and  DELAWARE  SERVICE  COMPANY,  INC.  ("DSC"),  a Delaware
Corporation,  each  having its  principal  office and place of  business at 1818
Market Street, Philadelphia, Pennsylvania 19103.

                              W I T N E S S E T H:

     WHEREAS, the Investment Management Agreement between the Trust and Delaware
Management Company, a series of Delaware Management Business Trust, provide that the Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental  thereto including,  but not in limitation of the  foregoing,  the costs  incurred  in: the  maintenance  of its  corporate existence;  the maintenance of its own books,  records and  procedures;  dealing with its own  shareholders;  the  payment  of  dividends;  transfers  of  stock, including  issuance,  redemption and repurchase of shares;  preparation of share certificates;  reports  and  notices to  shareholders;  calling  and  holding of shareholders'  meetings;  miscellaneous office expenses;  brokerage commissions;
custodian  fees,  legal  and  accounting  fees;  taxes;  and  federal  and state registration fees; and

     WHEREAS,  the Trust and DSC previously  entered into an Adoption  Agreement dated  September 29, 1999,  relating to the  Shareholder  Services  Agreement on behalf of each Series; and

     WHEREAS,  the Trust and DSC desire to have this written agreement supercede any and all previous  agreements  concerning  the  performance  of the foregoing services and providing compensation therefore; and

     NOW,  THEREFORE,  in consideration of the mutual covenants  hereinafter set forth, and intending legally to be bound, it is agreed:

                             I. APPOINTMENT AS AGENT

     1.1 The Trust hereby appoints DSC Shareholder Services Agent for the Series to  provide  as  agent  for the  Trust  services  as  Transfer  Agent,  Dividend
Disbursing  Agent and  Shareholder  Servicing  Agent and DSC hereby accepts such appointment  and  agrees to  provide  the  Trust,  as its  agent,  the  services described herein.

     1.2 The Trust shall pay DSC and DSC shall accept, for the services provided hereunder,  the compensation provided for in Section VIII hereof. The Trust also shall  reimburse  DSC for  expenses  incurred or advanced by it for the Trust in connection with its services hereunder.

                                II. DOCUMENTATION

     2.1 The Trust  represents that it has provided or made available to DSC (or has given DSC an opportunity to examine)  copies of, and DSC represents  that it has  received  from the Trust (or is otherwise  familiar  with),  the  following documents:

          (a)  The  Agreement  and  Declaration  of  Trust  or  other  documents evidencing the Trust's form of organization  and any current  amendments or supplements thereto.

          (b) The By-Laws of the Trust;

          (c) Any  resolution  or other  action  of the  Trust  or the  Board of
     Trustees of the Trust  establishing or affecting the rights,  privileges or other  status of each  class or series  of shares of the  Trust,  including those  relating to the Series or altering or abolishing  each such class or series;

          (d) A certified  copy of a resolution  of the Board of Trustees of the
     Trust  appointing  DSC as  Shareholder  Services  Agent for the  Series and
     authorizing the execution of this Agreement;

          (e) The  forms  of  share  certificates  of the  Series  in the  forms approved by the Board of Trustees of the Trust;

          (f) A  copy  of  the  Trust's  currently  effective  Prospectuses  and
     Statement of Additional  Information  under the  Securities Act of 1933, if effective;

          (g)  Copies of all  account  application  forms  and  other  documents relating to shareholder accounts in the Series;

          (h)  Copies  of  documents  relating  to  Plans of the  Trust  for the purchase,  sale or repurchase of its shares,  including periodic payment or withdrawal plans, reinvestment plans or retirement plans;

          (i) Any opinion of counsel to the Trust relating to the  authorization and  validity  of the shares of the Series  issued or proposed to be issued under  the law of the  State of the  Trust's  organization,  including  the status thereof under any applicable securities laws;

          (j) A certified copy of any resolution of the Board of Trustees of the
     Trust  authorizing  any  person  to give  instructions  to DSC  under  this
     Agreement  (with  a  specimen  signature  of  such  person  if not  already provided), setting forth the scope of such authority; and

          (k) Any amendment,  revocation or other  documents  altering,  adding, qualifying  or repealing  any  document or authority  called for under this
     Section 2.1.

     2.2 The  Trust and DSC may  consult  as to forms or  documents  that may be required in performing services hereunder.

     2.3 The Trust shall  provide or make  available to DSC a certified  copy of any  resolution  of the  shareholders  or the  Board of  Trustees  of the  Trust providing for a dividend,  capital gains distribution,  distribution of capital, stock dividend,  stock split or other similar action affecting the authorization or issuance of shares of the Trust or the payment of dividends.

     2.4 In the  case  of  any  recapitalization  or  other  capital  adjustment requiring a change in the form of stock  certificates or the books recording the same, the Trust shall deliver or make available to DSC:

          (a) A certified  copy of any document  authorizing  or effecting  such change;

          (b) Written  instructions from an authorized officer implementing such change; and

          (c) An  opinion of  counsel  to the Trust as to the  validity  of such action, if requested by DSC.

     2.5 The Trust warrants the following:

          (a) The Trust is, or will be, a properly registered investment company under the  Investment  Company Act of 1940 and any and all  Series'  shares which it issues will be  properly  registered  and  lawfully  issued  under applicable federal and state laws.

          (b) The  provisions  of this  contract do not violate the terms of any instrument  by which  the Trust is bound;  nor do they  violate  any law or regulation of any body having jurisdiction over the Trust or its property.

     2.6 DSC warrants the following:

          (a) DSC is and will be properly  registered as a transfer  agent under the  Securities  and Exchange Act of 1934 and is duly  authorized to serve, and may lawfully serve as such.

          (b) The  provisions  of this  contract do not violate the terms of any instrument by which DSC is bound; nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.

                             III. STOCK CERTIFICATES

     3.1 The Trust  shall  furnish or  authorize  DSC to obtain,  at the Trust's expense,  a sufficient  supply of blank stock  certificates for the Series,  and from time to time will  replenish such supply upon the request of DSC. The Trust agrees to indemnify and exonerate,  save and hold DSC harmless, from and against any and all claims or demands that may be asserted  against DSC  concerning  the genuineness of any stock certificate supplied to DSC pursuant to this Section.

     3.2 DSC shall  safeguard,  and shall account to the Trust,  upon its demand for, all such stock certificates:  (a) as issued, showing to whom issued, or (b)
as unissued, establishing the safekeeping, cancellation or destruction thereof.

     3.3 The Trust shall promptly inform DSC in writing of any change in the officers  authorized to sign stock  certificates  or in the form thereof.  If an officer  whose  manual or  facsimile  signature  is affixed  to any blank  share certificate  shall  die,  resign or be  removed  prior to the  issuance  of such certificate,  DSC may nevertheless issue such certificate  notwithstanding  such death, resignation or removal, and the Trust shall with respect thereto promptly provide to DSC any approval, adoption or ratification as may be required by DSC.

                               IV. TRANSFER AGENT

     4.1 As Transfer Agent for the Trust,  DSC shall issue,  redeem and transfer shares  of the  Series,  and,  in  connection  therewith  but not in  limitation thereof, it shall:

          (a) Upon  receipt of authority to issue  shares,  determine  the total shares to be issued and issue such shares by  crediting  shares to accounts created and maintained in the registration  forms provided;  as applicable, prepare, issue and deliver stock certificates.

          (b) Upon proper  transfer  authorization,  transfer shares by debiting transferor-shareholder  accounts  and  crediting  such  shares to  accounts created and/or maintained for transferee-shareholders; if applicable, issue and/or cancel stock certificates.

          (c) Upon proper redemption  authorization,  determine the total shares redeemed and to be redeemed;  determine the total redemption  payments made and  to be  made;  redeem  shares  by  debiting  shareholder  accounts;  as applicable receive and cancel stock  certificates for shares redeemed;  and remit or cause to be remitted the redemption proceeds to shareholders.

          (d) Create and maintain  accounts;  reconcile and control cash due and paid, shares issued and to be issued,  cash remitted and to be remitted and shares debited and credited to accounts; provide such notices, instructions or authorizations as the Trust may require.

     4.2 DSC shall not be required to issue,  transfer or redeem  Series' shares upon  receipt of DSC from the  Trust,  or from any  federal or state  regulatory agency or authority, written notice that the issuance, transfer or redemption of
Series' shares has been suspended or discontinued.

                          V. DIVIDEND DISBURSING AGENT

     5.1 As Dividend  Disbursing  Agent for the Series,  DSC shall  disburse and cause to be disbursed to  shareholders  of the Series  dividends,  capital gains distributions  or any payments from other  sources as directed by the Trust.  In connection therewith, but not in the limitation thereof, DSC shall:

          (a)  Calculate  the  total   disbursement  due  and  payable  and  the
     disbursement to each shareholder as to shares owned, in accordance with the
     Trust's authorization.

          (b)  Calculate  the  total  disbursements  for  each  shareholder,  as aforesaid, to be disbursed in cash; prepare and mail checks therefor.

          (c)  Calculate  the total  disbursement  for each  shareholder  of the
     Series,  as  aforesaid,  for which  Series'  shares  are to be  issued  and authorized  and  instruct  the  issuance  of  Series'  shares  therefor  in accordance with Section IV hereof.

          (d) Prepare and mail or deliver such forms and notices  pertaining  to disbursements as required by federal or state authority.

          (e) Create and maintain records,  reconcile and control  disbursements to be made and made, both as to cash and shares, as aforesaid; provide such notices, instruction or authorization as the Trust may require.

     5.2 DSC shall not be required to make any disbursement  upon the receipt of
DSC from the Trust,  or from any federal or state agency or  authority,  written notice that such disbursement shall not be made.

                         VI. SHAREHOLDER SERVICING AGENT

     6.1 As Shareholder  Servicing Agent for the Series, DSC shall provide those services  ancillary to, but in  implementation  of, the services  provided under
Sections  I through V  hereof,  and those  generally  defined  and  accepted  as shareholder services.  In connection  therewith,  but not in limitation thereof,
DSC shall:

          (a) Except where  instructed in writing by the Trust not to do so, and where in compliance  with  applicable  law,  accept orders on behalf of the
     Trust; receive and process investments and applications; remit to the Trust or its custodian  payments for shares acquired and to be issued; and direct the issuance of shares in accordance with Section IV hereof.

          (b) Receive,  record and respond to communications of shareholders and their agents.

          (c) As instructed by the Trust,  prepare and mail shareholder  account information, mail Series shareholder reports and Series prospectuses.

          (d)  Prepare  and mail  proxies  and  material  for Trust  shareholder meetings,  receive and process proxies from shareholders,  and deliver such proxies as directed by the Trust.

          (e) Administer  investment plans offered by the Trust to investors and
     shareholders  of  each  Series,   including  retirement  plans,   including
     activities not otherwise provided in Section I through V of this Agreement.

                           VII. PERFORMANCE OF DUTIES

     7.1  The  parties  hereto  intend  that  Series   shareholders   and  their
stockholdings shall be confidential,  and any information relating thereto shall be released by DSC only to those  persons or  authorities  who DSC has reason to believe are  authorized  to receive such  information;  or, as instructed by the
Trust.

     7.2 DSC may, in performing this Agreement, require the Trust or the Trust's distributor  to provide it with an  adequate  number of copies of  prospectuses,
reports  or  other   documents   required  to  be   furnished  to  investors  or
shareholders.

     7.3 DSC may request or receive  instructions from the Trust and may, at the
Trust's  expense,  consult  with  counsel for the Trust or its own counsel  with respect to any matter arising in connection  with the  performance of its duties hereunder, and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

     7.4 DSC  shall  maintain  reasonable  insurance  coverage  for  errors  and omissions and reasonable bond coverage for fraud.

     7.5 Upon  notice  thereof  to the Trust,  DSC may employ  others to provide services to DSC in its performance of this Agreement.

     7.6 Personnel and facilities of DSC used to perform services  hereunder may be used to perform similar  services to other funds in the Delaware  Investments family and to others,  and may be used to perform other  services for the Trust, the other funds in the Delaware Investments family and to others.

     7.7  DSC  shall  provide  its  services  as  transfer  agent  hereunder  in accordance with Section 17 of the Securities Exchange Act of 1934, and the rules and  regulations  thereunder.  Further,  the parties  intend that the processes, procedures,  safeguards and controls  employed should be those generally applied and  accepted for the type  services  provided  hereunder by other  institutions providing  the  same or  similar  services,  and,  those  which  should  provide efficient, safe and economical services so as to promote promptness and accuracy and to maintain the integrity of the Trust's records.

     7.8 The  Trust  and DSC may,  from  time to  time,  set  forth  in  writing
Guidelines For Selective Procedures to be applicable to the services hereunder.

                               VIII. COMPENSATION

     8.1 The Trust and DSC acknowledge that because DSC has common ownership and close  management  ties with the  Trust's  investment  adviser  and the  Trust's distributor and serves the other funds in the Delaware  Investments  family (DSC having been  originally  established  to provide the services  hereunder for the funds in the Delaware Investments family),  advantages and benefits to the Trust in the

employment of DSC hereunder can be available  which may not generally be available to it from others providing similar services.

     8.2 The Trust and DSC  further  acknowledge  that the  compensation  by the
Trust to DSC is intended to induce DSC to provide  services under this Agreement of a nature and quality  which the Board of  Trustees of the Trust,  including a majority  who are not  parties to this  Agreement  or  interested  person of the parties hereto,  has determined after due  consideration to be necessary for the conduct of the business of the Trust,  in the best  interests of the Trust,  the
Series and their shareholders.

     8.3  Compensation  by the Trust to DSC  hereunder  shall be  determined  in accordance  with  Schedule B hereto as it shall be amended  from time to time as provided for herein and which is incorporated herein as a part hereof.

     8.4  Compensation  as provided in Schedule B shall be reviewed and approved in the manner set forth in Section  10.1  hereof by the Board of Trustees of the
Trust at least annually and may be reviewed and approved more  frequently at the request of either  party.  The Board may request,  and DSC shall  provide,  such information  as the Board may  reasonably  require to evaluate  the basis of and approve the compensation.

                              IX. STANDARD OF CARE

     9.1 The Trust  acknowledges  that DSC shall not be liable  for,  and in the absence  of  willful  misfeasance,  bad  faith,  gross  negligence  or  reckless disregard  of the  performance  of its duties  under this  Agreement,  agrees to indemnify DSC against,  any claim or deficiency  arising from the performance of
DSC's  duties  hereunder,  including  DSC's  costs,  counsel  fees and  expenses incurred in investigation or defending any such claim or any  administrative  or other proceeding,  and acknowledges that any risk of loss or damage arising from the conduct of the Trust's affairs in accordance  herewith or in accordance with
Guidelines or instructions given hereunder, shall be borne by the Trust.

                              X. CONTRACTUAL STATUS

     10.1 This  Agreement  shall be executed  and become  effective  on the date first written above if approved by a vote of the Board of Trustees of the Trust, including an affirmative vote of a majority of the non-interested members of the
Board,  cast in person at a meeting  called  for the  purpose  of voting on such approval.  It shall  continue  in effect  for an  indeterminate  period,  and is subject to termination on sixty (60) days' notice by either party unless earlier terminated or amended by agreement  among the parties.  Compensation  under this
Agreement shall require  approval by a majority vote of the Board of Trustees of the Trust,  including an affirmative vote of the majority of the  non-interested members  of the Board  cast in person at a meeting  called  for the  purpose  of voting on such approval.

     10.2 This Agreement may not be assigned without the approval of the Trust.

     10.3 This Agreement  shall be governed by the laws of the  Commonwealth  of
Pennsylvania.

                                                 DELAWARE SERVICE COMPANY, INC.

                                                By:     /s/ Douglas L. Anderson
                                                 Name:  Douglas L. Anderson
                                                 Title: Senior Vice President

                                                DELAWARE GROUP GOVERNMENT FUND
                                                for its series set forth in
                                                 Schedule A hereto

                                                By:     /s/ David K. Downes
                                                 Name:  David K. Downes
                                                 Title: President

                                   SCHEDULE A

                         DELAWARE GROUP GOVERNMENT FUND

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                         EFFECTIVE AS OF APRIL 19, 2001

Delaware American Government Bond Fund

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.      DELAWARE GROUP GOVERNMENT FUND
                                    for its series set forth in this Schedule A

By:     /s/ Douglas L. Anderson     By:     /s/ David K. Downes
 Name:  Douglas L. Anderson          Name:  David K. Downes
 Title: Senior Vice President        Title: President

                                   SCHEDULE B

                         SHAREHOLDER SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                         EFFECTIVE AS OF APRIL 19, 2001

1.   Delaware  Service  Company,  Inc.  ("DSC") will determine and report to the
     Fund, at least annually,  the  compensation  for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

2.   In  determining  such  compensation,  DSC will  fix and  report a fee to be charged per account and/or transaction,  as may be applicable, for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

3.   Except as  otherwise  provided  in  paragraphs  4 and 5 below,  the  charge consists  of two  charges  for all the  Funds in the  Delaware  Investments
     Family,  an annual charge and a per transaction  charge for each account on the transfer  agent's  records and each account on an automated  retirement processing system. These charges are as follows:

     A.   ANNUAL CHARGE

          Daily Dividend Funds                        $11.00           Per Annum
          Other Funds                                 $5.50            Per Annum

          Merrill Lynch - Omnibus Accounts

                Regular Accounts                      $16.00           Per Annum
                Accounts with a Contingent
                Deferred Sales Charge                 $19.00           Per Annum

          Networked Accounts                          $3.00 - $6.00    Per Annum

     B.   TRANSACTION CHARGE

          Transaction Charge

          1.   Dividend Payment                                    $0.25

          2.   New Account                                         $6.00

                                       10

          3.   Purchase:

               a.      Wire                                        $8.00
               b.      Automated                                   $1.50
               c.      Other                                       $2.60

          4.   Transfer                                            $8.00

          5.   Certificate Issuance                                $4.00

          6.   Liquidations

               a.      Wires                                       $12.25
               b.      Drafts                                      $0.75
               c.      Money Market Regular                        $4.50
               d.      Other Regular                               $4.50

          7.   Exchanges

               a.      Dividend Exchanges                          $3.00
               b.      Other                                       $10.00

4.   DSC's  compensation for providing  services to the Series of Delaware Group
     Premium Fund (the "Premium Fund") will be 0.01% of average daily net assets per Series  annually.  DSC will bill,  and the Premium Fund will pay,  such compensation monthly.

5.   DSC's  compensation  for providing  services to the  Portfolios of Delaware
     Pooled Trust (the  "Trust")  (other than The Real Estate  Investment  Trust
     Portfolio)  will be  0.01%  of  average  daily  net  assets  per  Portfolio annually. DSC will bill, and the Trust will pay, such compensation monthly.
     Notwithstanding   anything  in  this  paragraph  to  the  contrary,   DSC's
     compensation for The Real Estate  Investment Trust Portfolio will be as set forth in paragraphs 1-3 above.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.     DELAWARE GROUP GOVERNMENT FUND
                                   for its series set forth in Schedule A to
                                    this Agreement

By:     /s/ Douglas L. Anderson    By:     /s/ David K. Downes
 Name:  Douglas L. Anderson         Name:  David K. Downes
 Title: Senior Vice President       Title: President

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